Exhibit 99.1
Ardent Health Reports First Quarter 2025 Results
Brentwood, Tenn. (May 6, 2025) – Ardent Health Partners, Inc. (NYSE: ARDT) ("Ardent Health" or the "Company"), a
leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced results for the quarter ended March 31, 2025.
First Quarter 2025 Operating and Financial Summary
All comparisons are versus the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

Total Revenue $1.50 billion 4.0% growth Y/Y	Net Income Attributable to Ardent Health $41 million
Adjusted EBITDA(1) $98 million 2.5% growth Y/Y	Adjusted EBITDAR(1) $139 million
Admissions 7.6% growth Y/Y	Adjusted Admissions 2.7% growth Y/Y
Net Patient Service Revenue per Adjusted Admission 1.2% growth Y/Y	Reaffirming 2025 Guidance Total Revenue: $6,200 - $6,450 million Adjusted EBITDA(1): $575 - $615 million
(1)  Adjusted EBITDA and Adjusted EBITDAR are financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"). See "Supplemental Non-GAAP Financial Information" and reconciliations of non-GAAP measures to their most comparable GAAP financial measures contained later in this press release.

Solid First Quarter 2025 Execution; Reaffirming 2025 Guidance
•"Ardent delivered solid first quarter 2025 results that reflect the successful execution of our strategic priorities and put us on track to meet our full-year financial targets," stated Marty Bonick, President and Chief Executive Officer of Ardent Health. "Strong underlying volumes and a heightened flu season drove a 7.6% increase in admissions.
Adjusted admissions grew 2.7%, tracking toward the upper end of our 2025 guidance and showing durable demand."
•"We continue to make progress executing on our strategic growth initiatives," continued Bonick. "Inpatient volumes were solid with inpatient surgeries increasing 3.4% driven by improved transfer center operations. At the same time, we are driving ambulatory growth with the integration of the NextCare urgent care assets."
•"Our disciplined focus on operational excellence resulted in a 60 basis point (as a percent of revenue) year-over-
year reduction in supply costs and a moderation in professional fee expense growth," said Bonick.
•"Consistent with our commitment to create long-term value for stockholders, we are evaluating a growing pipeline of attractive inorganic growth opportunities. With a solid balance sheet, we are well-positioned to pursue value-
enhancing transactions, and we continue to see strong interest in our unique joint venture model," added Bonick.

1  Lease-adjusted net leverage ratio is defined as the Company's net debt as of March 31, 2025, plus 8x trailing twelve-month real estate investment trust
("REIT") rent expense as of the end of the first quarter of 2025, divided by trailing twelve-month Adjusted EBITDAR as of March 31, 2025.

Financial Performance Summary
First quarter results do not include any benefit from the New Mexico state directed payment program, which is currently awaiting approval from the Centers for Medicare & Medicaid Services.
For the first quarter of 2025:
•Total revenue grew 4.0% year-over-year to $1,497 million. This revenue growth primarily resulted from a 2.7%
year-over-year increase in adjusted admissions and 1.2% year-over-year growth in net patient service revenue per adjusted admission.
•As a reminder, the Company made a strategic decision in May 2024 to transfer certain oncology and infusion services to an academic health system partner. This transition resulted in a revenue reduction of more than $10 million in the first quarter of 2025 compared to the same prior year period, with no material change to Adjusted
EBITDA. Excluding this item, first quarter 2025 revenue and net patient service revenue per adjusted admission growth would have been approximately 4.7% and 1.9%, respectively.
•Net income attributable to Ardent Health was $41 million, or $0.29 per diluted share, compared to $27 million, or
$0.21 per diluted share, in the first quarter of 2024.
•Adjusted EBITDA increased 2.5% year-over-year to $98 million.
Operating Performance Summary
The following table provides a summary of certain key operating metrics for the first quarter of 2025 compared to the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

	Three Months Ended March 31,
(Unaudited)	2025	2024	% Change
Adjusted admissions	84,536	82,313	2.7%
Admissions	41,389	38,469	7.6%
Inpatient surgeries	9,250	8,946	3.4%
Outpatient surgeries	21,712	22,223	(2.3)%
Total surgeries	30,962	31,169	(0.7)%
Emergency room visits	161,249	157,582	2.3%
Net patient service revenue per adjusted admission	$17,402	$17,204	1.2%
•Admissions for the first quarter of 2025 increased 7.6% year-over-year, driven by solid inpatient surgery growth and the heightened flu season.

•Surgeries for the first quarter of 2025 decreased 0.7% year-over-year, reflecting inpatient surgery growth of 3.4% and outpatient surgery decline of 2.3%. Results were impacted by timing of the leap year.
Balance Sheet, Cash Flow & Liquidity Update
As of March 31, 2025, the Company had total cash and cash equivalents of $495 million and total debt of $1.1 billion. The
Company’s net leverage ratio as of March 31, 2025 was 1.4x, as calculated under the Company's credit agreements, and its lease-adjusted net leverage ratio1 was 3.0x. At the end of the first quarter, the Company’s available liquidity was $790 million.
During the first quarter of 2025, net cash used in operating activities was $25 million, compared to net cash used of $15 million in the same prior year period.

2025 Financial Guidance
The Company is reaffirming its full-year 2025 financial guidance. The outlook includes the financial benefit from the full-
year impact of the Oklahoma and New Mexico state directed payment programs.  All guidance is current as of the time provided and is subject to change.

(Unaudited; dollars in millions, except per share amount)	Full Year 2025 Guidance
Total revenue	$6,200	—	$6,450
Net income attributable to Ardent Health Partners, Inc.	$245	—	$285
Adjusted EBITDA	$575	—	$615
Rent expense payable to REITs	$164	—	$164
Diluted earnings per share	$1.73	—	$2.01
Adjusted admissions growth	2.0%	—	3.0%
Net patient service revenue per adjusted admission growth	2.1%	—	4.4%
Capital expenditures	$215	—	$235
The Company’s forecasted guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under the heading "Forward-Looking Statements." The
Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets. The Company does not believe that it can forecast these items with sufficient accuracy because of the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted.
First Quarter 2025 Results Conference Call
The Company will host a conference call to discuss its first quarter financial results on May 7, 2025, at 10:00 a.m. Eastern
Time. A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.
To participate in the live teleconference:
United States Live:    1-888-596-4144
International Live:    1-646-968-2525
Access Code:              4437657
To listen to a replay of the teleconference, which will be available through May 21, 2025:
United States Replay:  1-800-770-2030
International Replay:  1-609-800-9909
Access Code:              4437657
About Ardent Health
Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S.
With a focus on people and investments in innovative services and technologies, Ardent Health is passionate about making healthcare better and easier to access. Through its subsidiaries, Ardent Health delivers care through a system of 30 acute care hospitals and approximately 280 sites of care with over 1,800 employed and affiliated providers across six states. For more information, please visit www.ardenthealth.com.

Supplemental Non-GAAP Financial Information
We have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted
EBITDAR. We define these terms as follows:
•Adjusted EBITDA. Adjusted EBITDA is defined as net income plus (i) provision for income taxes, (ii) interest expense and
(iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of other non-operating losses; recoveries from the cybersecurity incident in November 2023 (the
"Cybersecurity Incident"), net of incremental information technology and litigation costs; restructuring, exit and acquisition-related costs; expenses incurred in connection with the implementation of Epic Systems (“Epic”), our integrated health information technology system; equity-based compensation expense; and loss from disposed operations.
Adjusted EBITDA is a non-GAAP performance measure used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA is a performance measure that is not prepared in accordance with GAAP and is presented in this press release because our management considers it an important analytical indicator that is commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance.
Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental performance measure for investors and other users of our financial information, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA has inherent material limitations as a performance measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the performance measure. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because Adjusted EBITDA excludes these and other items, it has material limitations as a measure of our performance.
•Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to REITs, which consists of rent expense pursuant to the master lease agreement (the "Ventas Master Lease") with
Ventas, Inc. ("Ventas"), lease agreements associated with the MOB Transactions (defined below) and a lease arrangement with Medical Properties Trust, Inc. ("MPT") for the Hackensack Meridian Mountainside Medical Center.
Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to our REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and
MPT, pursuant to long-term lease agreements. Additionally, during 2022, we completed the sale of 18 medical office buildings to Ventas in exchange for $204.0 million and concurrently entered into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renew for additional five-year terms (the "MOB
Transactions"). Our management views the long-term lease agreements with Ventas and MPT, as well as the MOB
Transactions, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use
Adjusted EBITDAR as a measure of compliance. Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of Adjusted EBITDAR should not be construed as a performance or liquidity measure.

Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of taxes and rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes these and other items, it has material limitations as a measure of our valuation.
Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as
"anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would," "will," "may,"
"can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-
looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, current geopolitical instability, and impacts from the imposition of, or changes in, tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions; (2) possible reductions or other changes in Medicare,
Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs or state directed payments, that could have an adverse effect on our revenues and business; (3) reduction in the reimbursement rates paid by commercial payors, increased reimbursement denials or payment delays by commercial payors, our inability to retain and negotiate favorable contracts with private third party payors, or an increasing volume of uninsured or underinsured patients; (4) security threats, catastrophic events and other disruptions affecting our, our service providers’ or our joint venture ("JV") partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (5) the highly competitive nature of the healthcare industry and continued industry trends towards clinical transparency and value-based purchasing may impact our competitive position; (6) inability to recruit and retain quality physicians, as well as increasing cost to contract with hospital-based physicians; (7) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (8) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (9) inability to successfully complete acquisitions or strategic JVs or inability to realize all of the anticipated benefits; (10) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (11) exposure to certain risks and uncertainties by the JVs through which we conduct a significant portion of our operations, including anticipated synergies, of past acquisitions and the risk that transactions may not receive necessary government clearances; (12) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (13) operational, legal and financial risks associated with outsourcing functions to third parties; (14) our facilities are heavily concentrated in Texas and Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (15) negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (16) risks related to the Ventas Master Lease and its restrictions and limitations on our business; (17) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms; (18) the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (19) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (20) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations; (21) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (22) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (23) failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (24) effects of changes in healthcare policy, including any reforms that may be undertaken by the current presidential administration, and legal and regulatory restrictions on our hospitals that have physician owners; (25) the results of our efforts to use technology, including artificial intelligence and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience; (26) our status as a controlled company; (27) conflicts of interest between our controlling stockholder and other holders of our common stock; and (28) other risk factors described in our filings with the Securities and Exchange
Commission.
Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to "Company," "Ardent Health," "Ardent," "we," "our" and "us" as used throughout this release refer to Ardent Health Partners, Inc. and its affiliates, unless stated otherwise or indicated by context.

Media Relations: Rebecca Kirkham SVP, Communications & Corporate Affairs Ardent Health rebecca.kirkham@ardenthealth.com (615) 296-3000	Investor Relations: Dave Styblo, CFA SVP, Investor Relations Ardent Health Investor.Relations@ardenthealth.com (615) 296-3016

Ardent Health Partners, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2025		2024
	Amount	%	Amount	%
Total revenue	$1,497,234	100.0%	$1,439,046	100.0%
Expenses:
Salaries and benefits	657,652	43.9%	621,509	43.2%
Professional fees	280,857	18.8%	264,694	18.4%
Supplies	258,855	17.3%	257,781	17.9%
Rents and leases	27,761	1.9%	24,855	1.7%
Rents and leases, related party	38,050	2.5%	37,199	2.6%
Other operating expenses	130,767	8.7%	121,832	8.5%
Interest expense	14,176	0.9%	19,261	1.3%
Depreciation and amortization	36,201	2.4%	35,351	2.5%
Other non-operating gains	(21,283)	(1.4)%	—	0.0%
Total operating expenses	1,423,036	95.0%	1,382,482	96.1%
Income before income taxes	74,198	5.0%	56,564	3.9%
Income tax expense	15,233	1.1%	10,713	0.7%
Net income	58,965	3.9%	45,851	3.2%
Net income attributable to noncontrolling interests	17,582	1.1%	18,804	1.3%
Net income attributable to Ardent Health Partners, Inc.	$41,383	2.8%	$27,047	1.9%

Net income per share:
Basic	$0.30		$0.21
Diluted	$0.29		$0.21
Weighted-average common shares outstanding:
Basic	140,062,284		126,115,301
Diluted	140,704,075		126,115,301

 Ardent Health Partners, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$58,965	$45,851
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	36,201	35,351
Other non-operating losses	217	—
Amortization of deferred financing costs and debt discounts	1,237	1,428
Deferred income taxes	(1,940)	319
Equity-based compensation	9,263	512
(Income) loss from non-consolidated affiliates	(1,229)	1,317
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(30,717)	60,333
Inventories	(5,192)	(453)
Prepaid expenses and other current assets	36,049	5,577
Accounts payable and other accrued expenses and liabilities	(46,695)	(115,779)
Accrued salaries and benefits	(80,946)	(49,145)
Net cash used in operating activities	(24,787)	(14,689)
Cash flows from investing activities:
Investment in acquisitions, net of cash acquired	—	(7,800)
Purchases of property and equipment	(22,908)	(23,838)
Other	(214)	—
Net cash used in investing activities	(23,122)	(31,638)
Cash flows from financing activities:
Proceeds from insurance financing arrangements	10,959	—
Proceeds from long-term debt	—	951
Payments of principal on insurance financing arrangements	(3,104)	(1,630)
Payments of principal on long-term debt	(1,387)	(3,549)
Distributions to noncontrolling interests	(19,239)	(14,256)
Other	(1,061)	—
Net cash used in financing activities	(13,832)	(18,484)
Net decrease in cash and cash equivalents	(61,741)	(64,811)
Cash and cash equivalents at beginning of period	556,785	437,577
Cash and cash equivalents at end of period	$495,044	$372,766

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment	$6,662	$1,194

Ardent Health Partners, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands, except per share amounts)

	March 31, 2025 (1)	December 31, 2024 (1)
Assets
Current assets:
Cash and cash equivalents	$495,044	$556,785
Accounts receivable	776,519	743,031
Inventories	120,357	115,093
Prepaid expenses	130,375	113,749
Other current assets	238,973	304,093
Total current assets	1,761,268	1,832,751
Property and equipment, net	856,520	861,899
Operating lease right of use assets	281,332	248,040
Operating lease right of use assets, related party	925,874	929,106
Goodwill	876,589	852,084
Other intangible assets	76,930	76,930
Deferred income taxes	15,835	12,321
Other assets	116,909	142,969
Total assets	$4,911,257	$4,956,100

Liabilities and Equity
Current liabilities:
Current installments of long-term debt	$17,759	$9,234
Accounts payable	371,919	401,249
Accrued salaries and benefits	214,170	295,117
Other accrued expenses and liabilities	226,295	239,824
Total current liabilities	830,143	945,424
Long-term debt, less current installments	1,090,549	1,085,818
Long-term operating lease liability	252,113	221,443
Long-term operating lease liability, related party	915,837	919,313
Self-insured liabilities	226,507	227,048
Other long-term liabilities	31,632	34,697
Total liabilities	3,346,781	3,433,743

Redeemable noncontrolling interests	(192)	1,158
Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 750,000,000 shares authorized; 143,037,764 shares issued and outstanding as of March 31, 2025 and 142,747,818 shares issued and outstanding as of December 31, 2024	1,430	1,428
Additional paid-in capital	762,615	754,415
Accumulated other comprehensive income	3,928	9,737
Retained earnings	407,179	365,796
Equity attributable to Ardent Health Partners, Inc.	1,175,152	1,131,376
Noncontrolling interests	389,516	389,823
Total equity	1,564,668	1,521,199
Total liabilities and equity	$4,911,257	$4,956,100
(1)As of March 31, 2025 and December 31, 2024, the unaudited condensed consolidated balance sheet included total liabilities of consolidated variable interest entities of $304.8 million and $306.4 million, respectively. Refer to Note 2 of the Company's unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 for further discussion.

 Ardent Health Partners, Inc.
Operating Statistics
(Unaudited)

	Three Months Ended March 31,
	2025	% Change	2024
Total revenue (in thousands)	$1,497,234	4.0%	$1,439,046
Hospitals operated (at period end) (1)	30	(3.2)%	31
Licensed beds (at period end) (2)	4,281	(1.0)%	4,323
Utilization of licensed beds (3)	50%	8.7%	46%
Admissions (4)	41,389	7.6%	38,469
Adjusted admissions (5)	84,536	2.7%	82,313
Inpatient surgeries (6)	9,250	3.4%	8,946
Outpatient surgeries (7)	21,712	(2.3)%	22,223
Total surgeries	30,962	(0.7)%	31,169
Emergency room visits (8)	161,249	2.3%	157,582
Patient days (9)	196,214	9.5%	179,126
Total encounters (10)	1,450,629	2.7%	1,412,472
Average length of stay (11)	4.74	1.7%	4.66
Net patient service revenue per adjusted admission (12)	$17,402	1.2%	$17,204
(1)Hospitals operated (at period end). This metric represents the total number of hospitals operated by us at the end of the applicable period, irrespective of whether the hospital real estate is (i) owned by us, (ii) leased by us or (iii) held through a controlling interest in a JV. This metric includes the managed clinical operations of the hospital at UT Health North Campus in Tyler, Texas ("UT Health North Campus Tyler"), a hospital owned by The University of
Texas Health Science Center at Tyler ("UTHSCT"), an affiliate of The University of Texas System. Since we only manage the clinical operations of UT Health
North Campus Tyler, the financial results of such entity are not consolidated under Ardent Health Partners, Inc.
On April 30, 2024, we closed UT Health East Texas Specialty Hospital, a long-term acute care hospital with 36 licensed patient beds (the “LTAC Hospital”) in
Tyler, Texas. The LTAC Hospital's inventory and fixed assets were transferred or repurposed to be used by our other hospitals.
(2)Licensed beds (at period end). This metric represents the total number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(3)Utilization of licensed beds. This metric represents a measure of the actual utilization of our inpatient facilities, computed by (i) dividing patient days by the number of days in each period, and (ii) further dividing that number by average licensed beds, which is calculated by dividing total licensed beds (at period end) by the number of days in the period, multiplied by the number of days in the period the licensed beds were in existence.
(4)Admissions. This metric represents the number of patients admitted for inpatient treatment during the applicable period.
(5)Adjusted admissions. This metric is used by management as a general measure of combined inpatient and outpatient volume. Adjusted admissions provides management with a key performance indicator that considers both inpatient and outpatient volumes by applying an inpatient volume measure
(admissions) to a ratio of gross inpatient and outpatient revenue to gross inpatient revenue. Gross inpatient and outpatient revenue reflect gross inpatient and outpatient charges prior to estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts. The calculation of adjusted admissions is summarized as follows:

Adjusted Admissions	=	Admissions	x	(Gross Inpatient Revenue + Gross Outpatient Revenue)
Gross Inpatient Revenue
(6)Inpatient surgeries. This metric represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management, c-
sections, and certain diagnostic procedures are excluded from inpatient surgeries.
(7)Outpatient surgeries. This metric represents the number of surgeries performed on patients who have not been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from outpatient surgeries.
(8)Emergency room visits. This metric represents the total number of patients provided with emergency room treatment during the applicable period.
(9)Patient days. This metric represents the total number of days of care provided to patients admitted to our hospitals during the applicable period.
(10)Total encounters. This metric represents the total number of events where healthcare services are rendered resulting in a billable event during the applicable period. This includes both hospital and ambulatory patient interactions.
(11)Average length of stay. This metric represents the average number of days admitted patients stay in our hospitals.
(12)Net patient service revenue per adjusted admission. This metric represents net patient service revenue divided by adjusted admissions for the applicable period. Net patient service revenue reflects gross inpatient and outpatient charges less estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts.

 Ardent Health Partners, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended March 31,
	2025	2024
Net income	$58,965	$45,851
Adjusted EBITDA Addbacks:
Income tax expense	15,233	10,713
Interest expense	14,176	19,261
Depreciation and amortization	36,201	35,351
Noncontrolling interest earnings	(17,582)	(18,804)
Other non-operating losses (1)	217	—
Cybersecurity Incident recoveries, net (2)	(19,705)	—
Restructuring, exit and acquisition-related costs (3)	919	2,337
Epic expenses (4)	488	589
Equity-based compensation	9,263	512
Loss from disposed operations	26	4
Adjusted EBITDA	$98,201	$95,814
(1)Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of
$1.9 million for the three months ended March 31, 2024, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of
$0.2 million for each of the three months ended March 31, 2025 and 2024, and (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.7 million and $0.2 million for the three months ended March
31, 2025 and 2024, respectively.
(4)Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included professional fees of $0.5 million and $0.6 million for the three months ended March 31, 2025 and 2024, respectively. Epic expenses do not include the ongoing costs of the Epic system.

 Ardent Health Partners, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

Three Months Ended March 31, 2025
Net income	$58,965
Adjusted EBITDAR Addbacks:
Income tax expense	15,233
Interest expense	14,176
Depreciation and amortization	36,201
Noncontrolling interest earnings	(17,582)
Other non-operating losses (1)	217
Cybersecurity Incident recoveries, net (2)	(19,705)
Restructuring, exit and acquisition-related costs (3)	919
Epic expenses (4)	488
Equity-based compensation	9,263
Loss from disposed operations	26
Rent expense payable to REITs (5)	40,887
Adjusted EBITDAR	$139,088
(1)Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Restructuring, exit and acquisition-related costs represent (i) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of
$0.2 million and (ii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.7 million.
(4)Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included professional fees of $0.5 million. Epic expenses do not include the ongoing costs of the Epic system.
(5)Rent expense payable to REITs consists of rent expense of $38.1 million related to the Ventas Master Lease and lease agreements associated with the MOB
Transactions with Ventas and rent expense of $2.8 million related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside
Medical Center.

Ardent Health Partners, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in millions)

	Guidance for the Full Year Ending December 31, 2025
	Low	High
Net income	$342	$386
Adjusted EBITDA Addbacks:
Income tax expense	91	101
Interest expense	63	59
Depreciation and amortization	146	143
Noncontrolling interest earnings	(97)	(101)
Cybersecurity Incident recoveries, net (1)	(21)	(21)
Restructuring, exit and acquisition-related costs	5	4
Epic expenses	6	4
Enterprise system conversion costs	2	2
Equity-based compensation	38	38
Adjusted EBITDA	$575	$615
(1)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.